Exhibit 99.2

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2023

and

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2023

Summary of Unaudited Pro Forma Consolidated Financial Statements

On March 13, 2024, Medalist Diversified REIT, Inc. (the “Company”) announced that Medalist Diversified Holdings, LP (the “Operating Partnership”), through a wholly-owned subsidiary, completed the sale of  Hanover Square North located at 7230 Bell Creek Road, Mechanicsville, Virginia 23111 (the “Hanover Square Shopping Center Property”).   The Company’s tenant-in-common partner, PMI Hanover Square, LLC, (the “Noncontrolling Owner”) also entered into the same agreement to sell its 16% tenant-in-common interest.  The Company and the Noncontrolling Owner  retained ownership of the 0.864 acre parcel of land (the “Hanover Square Outparcel”) adjacent to the Hanover Square Shopping Center Property.

On March 25, 2024, the Company completed the acquisition of the Noncontrolling Owner’s 16% tenant-in-common interest in the Hanover Square Outparcel.

On March 28, 2024, the Company completed the acquisition of that certain tract of real property containing a building at 3535 North Central Avenue, Chicago, IL 60634 (the “Citibank Property”) from RMP 3535 N. Central Ave., LLC, a Delaware limited liability company (“RMP”).

The following unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the audited consolidated balance sheet of Medalist Diversified REIT, Inc. and Subsidiaries as of December 31, 2023, and the related audited consolidated statement of operations for the year ended December 31, 2023.

The following unaudited pro forma consolidated balance sheet as of December 31, 2023 has been prepared to give effect to the (i) acquisition of the Citibank Property, (ii) the disposition of the Hanover Square Shopping Center Property, and (iii) the acquisition of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel as if the three transactions had occurred on December 31, 2023.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2023 has been prepared to give effect to the (i) acquisition of the Citibank Property, (ii) the disposition of the Hanover Square Shopping Center Property, and (iii) the acquisition of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel as if the three transactions had occurred on January 1, 2023.

These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Citibank Property, the disposition of the Hanover Square Shopping Center Property or the acquisition of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel been consummated as of the date indicated.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2023

				Pro Forma		Pro Forma
		Pro Forma		Adjustments		Adjustments
		Adjustments		Hanover Square		Hanover Square
	Historical	Citibank Property		Shopping Center		Outparcel		Pro Forma
	December 31, 2023 (a)	Acquisition (b)		Disposition (c)		NCI Acquisition (d)		December 31, 2023
		(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
ASSETS
Investment properties, net	$64,577,376	$2,298,373	(i)	$—		$44,419	(i)	$66,920,168
Cash	2,234,603	(44,454)	(ii)	2,738,571	(i)	(100,891)	(ii)	4,827,829
Restricted cash	1,575,002	—		(163,913)	(ii)	—		1,411,089
Rent and other receivables, net of allowance	292,618	—		—		—		292,618
Assets held for sale	9,707,154	—		(9,707,154)	(iii)	—		—
Unbilled rent	1,109,782	—		(94,523)	(iv)	—		1,015,259
Intangible assets, net	2,716,546	245,837	(iii)	—		—		2,962,383
Other assets	532,935	—		—		—		532,935
Total Assets	$82,746,016	$2,499,756		$(7,227,019)		$(56,472)		$77,962,281

LIABILITIES
Accounts payable and accrued liabilities	$1,095,049	$—		$—		$—		$1,095,049
Intangible liabilities, net	1,865,310	99,756	(iii)	—		—		1,965,066
Line of credit, short term, net	1,000,000	—		—		—		1,000,000
Mortgages payable, net	50,772,773	—		—		—		50,772,773
Mortgages payable, net, associated with assets held for sale	9,588,888	—		(9,588,888)	(v)	—		—
Mandatorily redeemable preferred stock, net	4,693,575	—		—		—		4,693,575
Total Liabilities	$69,015,595	$99,756		$(9,588,888)		$—		$59,526,463

EQUITY
Common stock	$22,188	$—		$—		$—		$22,188
Additional paid-in capital	51,514,209	—		—		—		51,514,209
Offering costs	(3,350,946)	—		—		—		(3,350,946)
Accumulated deficit	(35,864,693)	—		2,324,839	(vi)	99,698	(iii)	(33,440,156)
Total Shareholders' Equity	12,320,758	—		2,324,839		99,698		14,745,295
Noncontrolling interests - Hanover Square Property	119,140	—		37,030	(vii)	(156,170)	(iii)	—
Noncontrolling interests - Parkway Property	453,203	—		—		—		453,203
Noncontrolling interests - Operating Partnership	837,320	2,400,000	(iv)	—		—		3,237,320
Total Equity	$13,730,421	$2,400,000		$2,361,869		$(56,472)		$18,435,818
Total Liabilities and Equity	$82,746,016	$2,499,756		$(7,227,019)		$(56,472)		$77,962,281

See notes to unaudited pro forma consolidated balance sheet

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2023

Notes to unaudited pro forma consolidated balance sheet as of December 31, 2023

(a)	Historical financial information was derived from the audited consolidated balance sheet of the Company as of December 31, 2023.

(b)	Represents the impact of the acquisition of the Citibank Property as if it had occurred on December 31, 2023. The Citibank Property was acquired by MDR Central Avenue, LLC, a wholly-owned subsidiary of the Operating Partnership on March 28, 2024. The net purchase price of the property was $2,400,000 plus capitalized due diligence and closing costs of $44,454. The purchase price was paid through the issuance of 417,391 units of the Operating Partnership (“Operating Partnership Units”) and the closing costs were paid from cash on hand.

(i)	Amounts recorded to investment properties include tangible assets acquired at closing, including land, site improvements, building and tenant improvements and are recorded at fair value in accordance with Accounting Standards Codification (“ASC”) 805.

(ii)	The acquisition cost was funded with 417,391 Operating Partnership Units issued by the Operating Partnership. Cash from the Company on the unaudited pro forma consolidated balance sheet as of December 31, 2023 represents closing costs paid in cash of $44,454.

(iii)	Represents the fair value of lease intangibles, including leasing commissions, leases in place, below-market leases and legal and marketing costs associated with replacing existing leases, recorded at fair value in accordance with ASC 805.

(iv)	Represents 417,391 Operating Partnership Units issued by the Operating Partnership at a price of approximately $5.75 per Operating Partnership Unit.

(c)	Represents the approximate impact of the sale of the Hanover Square Shopping Center Property as if it had occurred on December 31, 2023. The Hanover Square Shopping Center Property was sold on March 13, 2024 to an unrelated third-party purchaser for $13,000,000 less $85,000 in credits for repairs.

(i)	Amounts recorded to cash include net cash proceeds from the sale attributable to the Company’s 84% ownership interest (prior to adjustments for distribution of 16% of the net proceeds to the Noncontrolling Owner) and the release of restricted cash held by the lender resulting from the repayment of the mortgage payable. Amounts recorded to cash include adjustments for pro-rated revenues and expenses and the impact of other assets and liabilities retired as a result of the sale.

(ii)	Amounts recorded to restricted cash are the release of restricted cash held by the lender and transferred to cash on the pro forma consolidated balance sheet (unaudited).

(iii)	Amounts recorded to assets held for sale include tangible assets sold at closing, including land, site improvements, buildings and tenant improvements. As of the date of the sale, the Company and its noncontrolling partner retained the Hanover Square Outparcel which continued to be carried under investment properties, net, on the Company’s consolidated balance sheet. (See note (d), below).

(iv)	Represents the amount of unbilled rent recorded on the Company’s consolidated balance sheet as of the date of closing. The write-off of this amount reduced the Company’s gain on sale resulting from the transaction.

(v)	At closing, the gross proceeds of the sale were used to repay the mortgage for the Hanover Square Shopping Center Property. The amounts recorded to mortgages payable, net, associated with assets held for sale include the outstanding principal balance of the mortgage and the write-off of unamortized issuance costs.

(vi)	Represents the approximate gain on sale from the sale of the Hanover Square Shopping Center Property, net of a loss on the extinguishment of debt recorded as a result of the repayment of the mortgage payable, attributable to the Company’s shareholders.

(vii)	Represents the approximate net impact of the allocation of income to the Noncontrolling Owner and the distribution of the Noncontrolling Owner’s share of net cash proceeds.

Notes to unaudited pro forma consolidated balance sheet as of December 31, 2023, continued

(d)	Represents the impact of the Company’s acquisition of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel as if it had occurred on December 31, 2023. On March 25, 2024, the Company acquired the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel. The purchase price for the 16% interest was $98,411 plus closing costs of $2,480. The purchase price and closing costs were paid from cash on hand.

(i)	Represents the Company’s acquisition cost of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel in excess of the original acquisition cost of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel.

(ii)	The acquisition cost and closing costs were funded with cash on hand of $100,891.

(iii)	Represents the approximate impact of retiring the noncontrolling interest’s ownership in the Hanover Square Outparcel. Following the sale of the Hanover Square Shopping Center Property and the acquisition of the Noncontrolling Owner’s 16% interest in the Hanover Square Outparcel, and the resolution of all post-closing adjustments, the Noncontrolling Owner’s interest will be fully redeemed.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2023

				Pro Forma
		Pro Forma		Adjustments
	Historical	Adjustments		Hanover Square		Pro Forma
	Year Ended	Citibank Property		Shopping Center		Year Ended
	December 31, 2023 (a)	Acquisition (b)		Disposition (c)		December 31, 2023
		(unaudited)		(unaudited)		(unaudited)
REVENUE
Retail center property revenues	$7,768,174	$—		$(1,354,804)	(i)	$6,413,370
Flex center property revenues	2,504,652	—		—		2,504,652
Single tenant net lease property revenues	—	114,680	(i)	—		114,680
Total Revenue	$10,272,826	$114,680		$(1,354,804)		$9,032,702

OPERATING EXPENSES
Retail center property operating expenses	$1,913,699	$—		$(315,076)	(ii)	$1,598,623
Flex center property operating expenses	686,818	—		—		686,818
Single tenant net lease property expenses	—	—	(ii)	—		—
Bad debt expense	63,282	—		—		63,282
Legal, accounting and other professional fees	1,390,941	—		—		1,390,941
Corporate general and administrative expenses	484,345	—		—		484,345
Management restructuring expenses	2,066,521	—		—		2,066,521
Loss on impairment	90,221	—		—		90,221
Depreciation and amortization	4,574,163	80,712	(iii)	(280,141)	(iii)	4,374,734
Total Operating Expenses	11,269,990	80,712		(595,217)		10,755,485
Operating (Loss) Income	(997,164)	33,968		(759,587)		(1,722,783)
Interest expense	3,540,900	—		(707,604)	(iv)	2,833,296
Net (Loss) Income from Operations	(4,538,064)	33,968		(51,983)		(4,556,079)
Other income	49,274	—		—		49,274
Other expense	(84,564)	—		—		(84,564)
Net (Loss) Income	(4,573,354)	33,968		(51,983)		(4,506,805)
Less: Net income attributable to Hanover Square Property noncontrolling interests	7,714	—		(7,714)	(v)	—
Less: Net loss attributable to Parkway Property noncontrolling interests	(8,482)	—		—		(8,482)
Less: Net (loss) income attributable to Operating Partnership noncontrolling interests	(1,307)	5,663	(iv)	(619)	(vi)	3,737
Net (Loss) Income Attributable to Medalist Common Shareholders	$(4,571,279)	$28,306		$(43,650)		$(4,502,060)

Loss per share from operations - basic and diluted	$(2.06)					$(2.03)

Weighted-average number of shares - basic and diluted	2,219,149					2,219,149

Dividends paid per common share	$0.16					$0.16

See notes to unaudited pro forma consolidated statement of operations

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

Notes to unaudited pro forma consolidated statement of operations for the year ended December 31, 2023

(a)	Historical financial information was derived from the audited consolidated financial statements of the Company for the year ended December 31, 2023.

(b)	Adjustments to give effect to the acquisition of the Citibank Property as if the acquisition had occurred on January 1, 2023.

(i)	Represents rental revenues for the Citibank Property that would have been recognized for the year ended December 31, 2023 based on the terms of the lease with the tenant that is currently in place. Rental revenues are presented on a straight-line basis and include an adjustment of $(13,764) in estimated net amortization of below market leases.

(ii)	Under the net-lease structure of the lease with Citibank, all operating expenses, including maintenance, real estate taxes and insurance, are the responsibility of the tenant. Accordingly, no operating expenses are projected to be incurred.

(iii)	Represents depreciation and amortization expense for the Citibank Property for the year ended December 31, 2023 as if the Company had acquired the Citibank Property on January 1, 2023. Depreciation expense is calculated using the straight-line method over the estimated remaining useful life of 35 years for the building and 10 years for land improvements. Tenant improvements are amortized utilizing the straight-line method over the term of the related lease or occupancy term of the tenant, if shorter. Intangible assets such as in-place lease value and other lease-related intangibles are recorded at fair value and are amortized over the remaining terms of the underlying leases.

(iv)	Represents the Operating Partnership’s 16.67% weighted average noncontrolling ownership interest’s share of the Citibank Property net income that would have been recorded for the year ended December 31, 2023. The Operating Partnership’s 16.67% weighted average reflects the issuance of 417,391 Operating Partnership Units as if they had been issued on January 1, 2023.

(c)	Adjustments to give effect to the sale of the Hanover Square Shopping Center Property on March 13, 2024 as if the disposition had occurred on January 1, 2023. Actual operating results for the Hanover Square Shopping Center for the year ended December 31, 2023 have been removed from the pro forma statement of operations to reflect the pro forma results of the Company’s remaining portfolio for the full year ending December 31, 2023.

(i)	Represents rental revenues and tenant reimbursements for the Hanover Square Shopping Center that were recognized during the year ended December 31, 2023.

(ii)	Represents operating expenses for the Hanover Square Shopping Center that were incurred during the year ended December 31, 2023, net of real estate taxes for the Hanover Square Outparcel that was retained by the Company.

(iii)	Represents depreciation and amortization expense for the Hanover Square Shopping Center that were recorded during the year ended December 31, 2023.

(iv)	Represents the interest expense, including amortization of offering costs, that were recorded for the Hanover Square Shopping Center Property during the year ended December 31, 2023.

(v)	Represents the Noncontrolling Owner’s 16% share of the net loss from the Hanover Square Shopping Center.

(vi)	Represents the noncontrolling ownership’s 1.19% share of the net loss from the Hanover Square Shopping Center.